UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 28, 2019

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, the board of directors (the “Board”) of Inspired Entertainment, Inc. (the “Company”) appointed Michael R. Chambrello to the Board effective immediately, filling the vacancy resulting from the retirement of Roger Withers in November 2018. Mr. Chambrello has also joined the Compensation Committee of the Board. Mr. Chambrello was designated for membership to the Board by the sponsors of the Company’s IPO (Hydra Industries Sponsor LLC and MIHI LLC) pursuant to their designation rights under a Stockholders Agreement with the Company and certain stockholders dated December 23, 2016.

Mr. Chambrello, 61, is principal of Wickford Strategic Investment, LLC. Mr. Chambrello served as the Chief Executive Officer of North America Lottery for International Game Technology PLC from March 2015 until December 2017, where he was responsible for the development and delivery of all lottery technology solutions globally, the strategic development and management of the lottery business in the U.S. and Canada and the global instant ticket printing business. From July 2005 to December 2013, Mr. Chambrello served in various roles at Scientific Games Corporation, including Chief Operating Officer, President and Chief Executive Officer, and most recently as the Chief Executive Officer–Asia-Pacific Region. He served as President and CEO of Environmental Systems Products Holdings from November 2000 to June 2005 and as CEO of Transmedia Asia Pacific, Inc. and Transmedia Europe Inc. from 1998 to 1999. He served in various roles at GTECH Holdings Corporation and its subsidiaries, most recently as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation, from 1981 to 1998. Mr. Chambrello has served on the board of directors of various public and private companies, most recently as chairman of the board of directors of Meridian Lightweight Technologies. He has also served on the board of numerous not-for-profit organizations, and currently sits on the executive committees of the Petit Family Foundation and the Southern Connecticut State University Foundation. Mr. Chambrello earned a Bachelor of Science degree in Economics from Southern Connecticut State University.

The Board has determined that Mr. Chambrello is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. There are no transactions between the Company and Mr. Chambrello that are subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Chambrello is eligible to participate in the Inspired Entertainment, Inc. compensation program for non-employee directors, which provides for payment of annual cash retainers of $50,000 and annual grants of restricted stock units having an aggregate grant date value of $50,000. Mr. Chambrello’s compensation for 2019 will be pro-rated. In addition, the Company will be entering into an indemnification agreement with Mr. Chambrello, in consideration of his agreement to serve on the Board, in substantially the form included as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 30, 2016. Such agreement provides for indemnification to the fullest extent permitted under Delaware law for certain liabilities arising out of a director’s affiliation with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2019

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman